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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



     Date of Report (date of earliest event reported): October 4, 1999

                          METROTRANS CORPORATION
           (Exact Name of Registrant as Specified in Charter)



         Georgia                           0-23808                58-1393777
(State or Other Jurisdiction       (Commission File No.)    (IRS Employer
 of Incorporation)                                        Identification No.)



     777 Greenbelt Parkway, Griffin, Georgia                30223
      (Address of Principal Executive Offices)             (Zip Code)




                            (770) 229-5995
           (Registrant's telephone number, including area code)

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Item 5.  Other Events

     On September 30, 1999, the Registrant entered into a forbearance agreement (the "Agreement") with Bank of America (the "Lender"), under which the Lender agreed to forbear until October 15, 1999 from exercising its rights and remedies with respect to the registrant's defaults of certain financial covenants under the Registrant's amended secured revolving credit facility with the Lender. Pursuant to the Agreement, the Registrant has agreed to make certain loan payments to the Lender using proceeds from the sale of assets which are not considered by management to be essential to the Registrant's core business. Additionally, the Registrant has agreed to engage an investment banking firm in order to explore strategic alternatives with respect to securing additional investors as well as the possible sale of the Company.

     A copy of the Agreement is filed as Exhibit 10 to this Report and is incorporated herein by reference. The foregoing is not a complete description of the terms of the Agreement and is subject to and qualified in its entirety by reference to the Agreement.

     This report includes "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties and other factors that could cause the actual results of the Registrant to differ materially from the results expressed or implied by such statements, including general economic and business conditions, conditions affecting the Registrant's customers and suppliers, competitor responses to the Registrant's products and services, the overall market acceptance of such product and services, the costs and availability of components, product scheduling, and other factors disclosed in the Registrant's last filed Annual Report.

Item 7.  Financial Statements and Exhibits
(c)      Exhibits.
ExhibitNumber       Description
------       -----------
10           Forbearance Agreement dated September 30, 1999, between the
             Registrant and Bank of America, N.A., successor to
             NationsBank, N.A.
99           Press Release, issued October 4, 1999

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                                  SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                              METROTRANS CORPORATION
(Registrant)



                              /s/ John G. Wallace
                              John G. Wallace
                              President and Chief Executive Officer


Date: October 5, 1999

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EXHIBIT INDEX

Exhibit
Number       Description
------       ------------

10           Forbearance Agreement dated September 30, 1999, between the
             Registrant and Bank of America, N.A., successor to
             NationsBank, N.A.
99           Form of Press Release, dated October 4, 1999

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